Exhibit B-2(a)


                             STATE OF NEW HAMPSHIRE


Filing fee:  $35.00                                             Form No.  16-A
Use black print or type                                        RSA 293-A:10.07
Leave 1" margins both sides

                                    RESTATED
                            ARTICLES OF INCORPORATION
                       INCLUDING DESIGNATED AMENDMENT(S)

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, PURSUANT TO A RESOLUTION DULY ADOPTED BY ITS BOARD OF DIRECTORS, HEREBY ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION, INCLUDING DESIGNATED AMENDMENT(S):

Name of corporation as presently recorded:    Concord Electric Company
                                           -------------------------------------
--------------------------------------------------------------------------------

              (Here insert the Restated Articles of Incorporation,
                as amended including the Designated Amendments.)

                                See Attachment A











                   [Attach additional sheet(s) for more space.
                   Insert corporate name at top of each page.]

RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A
INCLUDING DESIGNATED AMENDENT(S)                                         (Cont.)
OF    Concord Electric Company
   --------------------------------

If the amendment(s) provides for an exchange, reclassification, or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment(s);


Except for the Designated Amendment (s) to Article (s)  I, II, III, IV, V and VI
(Note 1)                                                ------------------------

--------------------------------------------------------------------------------
the Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended, and the Restated Articles of Incorporation together with the Amendment (s) designated herein supersede the original Articles of Incorporation and all amendments to the Articles.

         FIRST: (Check one)

                ------ The restated articles contain amendment (s) adopted by the board of directors and did not require shareholder approval.

                   x     The restated articles contain amendment (s) which
                -------  required shareholder approval.

         SECOND:   The amendment (s) were adopted on (date) November 27, 2002
                                                            -----------------

         THIRD:    The amendment (s) were approved by the shareholders. (Note 2)

----------------------------------------------------------------------------------------------------------------------
                                                                                                Number of votes
         Designation                                                  Number of                   indisputably
      (class or series)                  Number of                 Votes entitled                represented at
       of voting group              shares outstanding               to be cast                   the meeting
       ---------------              ------------------               ----------                   -----------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Common and Non-                           133,995                      133,995
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Cumulative Preferred
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Stock, 6% Series
----------------------------------------------------------------------------------------------------------------------

         Designation                                                                           Total number of
      (class or series)          Total number of votes cast:            OR                        undisputed
        of voting group                FOR          AGAINST             --                      votes cast FOR
        ---------------                ---          -------                                    ---------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
Common and Non-                      131,745         none
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
Cumulative Preferred
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
Stock, 6% Series
------------------------------- ---------------------------- ---------------------------- ----------------------------

RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A
INCLUDING DESIGNATED AMENDENT(S)                                         (Cont.)
OF    Concord Electric Company
   -------------------------------


     FOURTH: The number cast for the amendment(s) by each voting group was sufficient for approval.



Dated       November 27, 2002
       -------------------------


                        Concord Electric Company                        (Note 3)
                        ------------------------------------------------

                        By           s/Mark H. Collin                   (Note 4)
                          ----------------------------------------------
                        Signature of its    Treasurer
                                         -------------------------------


                        Mark H. Collin
                        ------------------------------------------------
                        Print or type name


Notes:    1.   Here insert Restated Article NUMBER(S) which are being amended at this time.

          2. All sections under "THIRD" must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

          3. Exact corporate name of corporation adopting the restated articles of incorporation.

          4. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.


Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)




                                  ATTACHMENT A

                      RESTATED ARTICLES OF INCORPORATION OF
                           UNITIL ENERGY SYSTEMS, INC.
                      (formerly, CONCORD ELECTRIC COMPANY)

                                    ARTICLE I

     The name of the Company shall be Unitil Energy Systems, Inc. and its principal place of business shall be located in Hampton in the County of Rockingham in the State of New Hampshire, but the Company may carry on any portion of its business at other places, either within or without the State of New Hampshire, subject, however, to the laws of said State.

                                   ARTICLE II

     The capital stock of the Company shall consist of Two Thousand Two Hundred Fifty (2,250) shares of the presently outstanding Preferred Stock, 6%, $100 par value, hereby designated as Non-Cumulative Preferred Stock; Fifteen Thousand (15,000) shares of Cumulative Preferred Stock, $100 par value; and Two Hundred Fifty Thousand (250,000) shares of Common Stock, without nominal or par value.

     The particular character of the preferences of the Non-Cumulative Preferred Stock, the Cumulative Preferred Stock and the respective rights, restrictions and voting powers of the Non-Cumulative Preferred Stock, the Cumulative Preferred Stock and the Common Stock shall be as follows:

     1. The Non-Cumulative Preferred Stock is entitled to quarterly dividends at the rate of 6% per annum as and when declared by the Board of Directors and no dividends may be declared or paid on the Common Stock unless it shall have received four successive quarterly dividends of 3% (or equivalent) next prior to such dividend on Common Stock, the last of which having been paid not more than sixty days previous thereto. The holders of the Non-Cumulative Preferred Stock are entitled in any liquidation of the Company to receive One Hundred Dollars ($100) per share owned before any payment is made on account of the Cumulative Preferred Stock and/or the Common Stock. The holders of the Non-Cumulative Preferred Stock shall be entitled to one vote for each share owned, voting as a single class with the holders of the Common Stock.

     2. The Fifteen Thousand (15,000) shares of Cumulative Preferred Stock shall be of the par value of $100 each and may be issued, as the Board of Directors may determine, in one or more series designated "Cumulative Preferred Stock ______% Series" (inserting in each case the amount of the dividend rate as fixed for each series and fixing other terms and conditions for each series not inconsistent with the provisions of this Article II by an amendment of the Articles

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

of Incorporation adopted by vote of the holders of two-thirds (2/3) of the outstanding shares of stock entitled to vote and which are present or represented by proxy and voting at a meeting duly called for the purpose), provided only that the total number of shares of all series thereof at any time outstanding shall not exceed the then total authorized number of shares of the Cumulative Preferred Stock. All shares of the Cumulative Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except as to the rate of dividends payable thereon, the redemption price thereof and any restriction on the exercise by the Company of its right to redeem such series, provisions for the repurchase and retirement of any shares of such series, the extent of their interest in the assets in the event of voluntary liquidation, dissolution or winding up of the Company, and the designation thereof. Each share of the Cumulative Preferred Stock, irrespective of series, when entitled to vote, shall be entitled to one (1) vote upon all questions and elections voted upon at stockholders' meetings, provided, however, that except where otherwise required by law, or as hereinafter specifically provided, the holders of the Cumulative Preferred Stock shall not vote as a class separate and distinct from holders of Common Stock, but holders of the Cumulative Preferred Stock and holders of the Common Stock (entitled to vote as hereinafter provided) shall vote as a single class. Whenever the holders of the Cumulative Preferred Stock are entitled to vote, for any purpose, the shares voting, if of different series, shall be counted irrespective of series and not by different series. All shares of the same series shall be identical in all respects and each certificate representing the Cumulative Preferred Stock shall state the designation of the series in which the shares represented by such certificate are issued.

     3. Holders of the Cumulative Preferred Stock at the time outstanding, shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration of dividends, dividends at the annual dividend rate per share fixed for the particular series and no more, payable quarterly on the fifteenth day of January, April, July and October in each year to shareholders of record on the respective dates fixed in advance for the purpose by the Board of Directors prior to the payment of each particular dividend. Dividends on shares of the Cumulative Preferred Stock shall be cumulative: (i) on shares of any series of the Cumulative Preferred Stock issued prior to the record date for the first dividend on such series from the date of issue of such shares; and (ii) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares or from the date of issue if that be a dividend payment date. No dividend shall be declared on any series of the Cumulative Preferred Stock, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Cumulative Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Cumulative Preferred Stock shall be payable before any dividends shall be paid or set apart for junior stock as defined herein. Whenever all dividends accrued to the last preceding quarter-yearly dividend payment date of the Cumulative Preferred Stock of all series shall have been paid or a sum sufficient for the payment thereof shall have been set aside for such payment, the Board of Directors may forthwith, without waiting for the expiration of the current year, declare dividends on the junior stock payable then or thereafter out of any remaining funds legally available for the payment of dividends. Accumulations of dividends on any shares of stock of any class shall not bear interest.

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

     4. As used in these subdivisions 4 to 10, inclusive, (a) the expression "preferred stocks" shall mean the Cumulative Preferred Stock of all series and any other stock ranking on a parity with or having a preference as to dividends or assets over the Cumulative Preferred Stock; (b) the expression "junior stock" shall mean the Common Stock and any other stock ranking junior to the Cumulative Preferred Stock as to dividends or assets; and (c) the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of preferred stocks then outstanding, which as to each share shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share became cumulative to the date with reference to which the expression is used irrespective of whether such amount or any part thereof shall have been declared as dividends or shall exceed any assets available for the payment thereof less the aggregate of all dividends paid on such share.

     5. The Company, on the sole authority of its Board of Directors and by vote of at least three-quarters (3/4) of the members thereof, may redeem and retire at any time or from time to time the whole or any part of any series of the Cumulative Preferred Stock at the time outstanding by paying in cash, in respect of each share redeemed, the par value thereof, together with all dividends accrued thereon to the date fixed for redemption, and in addition thereto an amount equal to the premium to which such share would be entitled on said date as hereinafter provided in the event of the voluntary liquidation, dissolution or winding up of the affairs of the Company, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption, a notice specifying said redemption date to the holders of record of the Cumulative Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Company; provided, however, that the exercise by the Company of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Cumulative Preferred Stock at the time outstanding, the Company shall select by lot, in such manner as the Board of Directors may determine, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Cumulative Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, and thereupon such stock shall be deemed cancelled and retired, provided however, that, if after mailing said notices as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Cumulative Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America, of the State of New Hampshire or of the Commonwealth of Massachusetts, thereupon all shares of the Cumulative Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, all rights with respect to such shares of the Cumulative Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption, but without interest.

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

     6. In the event of the liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution shall be made to the holders of junior stock, the holders of each series of the Cumulative Preferred Stock at the time outstanding shall be paid in cash the par value thereof, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and in addition thereto, if such liquidation, dissolution or winding up be voluntary, such amount as shall be fixed for each series by an amendment of the Articles of Incorporation adopted by vote of the holders of two-thirds (2/3) of the stock entitled to vote and which are present or represented by proxy and voting at a meeting duly called for the purpose. No payments on account of such distributive amounts shall be made to the holders of any series of the Cumulative Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Cumulative Preferred Stock at the time outstanding, like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment in full to the holders of the Cumulative Preferred Stock the remaining net assets of the Company shall be paid or distributed to the holders of junior stock then outstanding according to their respective rights. Consolidation or merger of the Company with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this subdivision 6 if it does not effect any change in the preferences, rights and limitations of the Cumulative Preferred Stock as set out in these provisions.

     7. Each share of Common Stock shall be entitled to one (1) vote upon all questions voted upon at stockholders' meetings and, subject to the rights of the Cumulative Preferred Stock under paragraph (a) of this subdivision 7, at any election held at stockholders' meetings:

     (a) If the dividends accrued on the outstanding Cumulative Preferred Stock shall at any time and from time to time equal or exceed an amount equivalent to six (6) full quarterly dividends on all shares of all series of the Cumulative Preferred Stock at the time outstanding, then until all dividends in default on the Cumulative Preferred Stock shall have been paid, the holders of the Cumulative Preferred Stock, voting separately as one class, by plurality vote of a quorum of the shares outstanding, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors as then last fixed by the stockholders, or as provided in the By-Laws, and the holders of all classes of stock entitled to vote at stockholders' meetings as hereinbefore provided shall be entitled to elect the remaining members of the Board of Directors. If and when all dividends then in default on the Cumulative Preferred Stock shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Cumulative Preferred stock shall thereupon be divested of such special right to elect any member of the Board of Directors, but subject always to the same provisions for the vesting of such special right in the Cumulative Preferred Stock, in case of further like default or defaults. Nothing in this paragraph (a) shall prevent holders of any additional class of preferred stocks hereafter authorized from being given a right similar to that given to holders of the Cumulative Preferred Stock by this paragraph (a), in which case holders of all classes of preferred stocks (exclusive of the Non-Cumulative Preferred Stock) then having such rights shall vote as one class for the purposes of this paragraph (a), provided that no holder of any such additional class of preferred stocks shall be entitled to more than (1) vote for each one hundred dollars ($100) which such stock would be entitled to receive upon any involuntary liquidation;

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

     (b) Whenever under the provisions of paragraph (a) hereof, the holders of preferred stocks as a class (exclusive of the Non-Cumulative Preferred Stock) become entitled to elect a majority of the Board of Directors, the Board of Directors shall, within ten (10) days from the delivery to the Company at its principal office of a request therefor signed by any holder of any of the preferred stocks entitled to vote (exclusive of the Non-Cumulative Preferred Stock), call a special meeting of the stockholders to be held, within thirty
(30) days from the delivery of such request, for the purpose of electing directors;

     (c) At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of the preferred stocks (exclusive of the Non-Cumulative Preferred Stock) shall have the right to elect a majority of the directors, the presence in person or by proxy of the majority of the outstanding shares of all stock regularly entitled to vote at stockholders' meetings shall be required to constitute a quorum of all such stockholders voting as a class for the election of directors and the presence in person or by proxy of the holders of a majority of the outstanding shares of the preferred stocks entitled to vote (exclusive of the Non-Cumulative Preferred Stock) shall be required to constitute a quorum of such class for the election of directors; provided that, in either case, if such quorum shall not have been obtained at such meeting or any adjournment thereof within sixty (60) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of twenty-five per cent (25%) of the outstanding shares of the class shall then be sufficient to constitute a quorum. The absence of a quorum of the holders of either such class shall not prevent the election at any such meeting, or any adjournment thereof, of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting. In the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite number of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting or special meeting in lieu thereof;

     (d) Forthwith upon the election of a majority of the Board of Directors of the Company by the holders of preferred stocks (exclusive of the Non-Cumulative Preferred Stock) the terms of office of all persons who may be directors of the Company at the time shall terminate, whether or not the holders of all stock regularly entitled to vote as a class shall then have elected the remaining members of the Board of Directors, and if the holders of all stock regularly entitled to vote shall not have elected the remaining members of the Board of Directors, then the directors so elected by the holders of preferred stocks (exclusive of the Non-Cumulative Preferred Stock) shall constitute the Board of Directors pending such election of the remaining members by such holders of stock regularly entitled to vote. Upon the reversion of the voting powers to their status prior to default in dividends on the preferred stocks (exclusive of the Non-Cumulative Preferred Stock), then forthwith the terms of office of the directors who were elected by the holders of preferred stocks (exclusive of the Non-Cumulative Preferred Stock) shall terminate and the directors then in office who were elected by the holders of all stock regularly entitled to vote shall fill the vacancies caused by such termination.

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

     8. So long as any shares of any series of the Cumulative Preferred Stock are outstanding, the Company shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds (2/3) of the shares of all series of the Cumulative Preferred Stock then issued and outstanding, voting as a single class:

     (a) Authorize any shares of preferred stocks in addition to the fifteen thousand (15,000) shares of Cumulative Preferred Stock initially authorized or any securities convertible into such additional shares of preferred stocks, unless such additional shares or such securities are to be issued for the purpose of refunding all shares of the Cumulative Preferred Stock then outstanding; or

     (b) Make any other change in the provisions relative to the Cumulative Preferred Stock which would change the express terms and provisions of such stock in any manner substantially prejudicial to the holders thereof, except that, if such change is prejudicial to less than all series thereof, only the affirmative vote of the holders of the series so affected shall be required; provided that, in any event, the Cumulative Preferred Stock shall be entitled to cumulative dividends at the rate or rates designated in the series then outstanding, and to payment, in case of redemption, liquidation, dissolution or winding up of affairs of the Company, upon the terms and at the prices herein provided; or

     (c) Merge into or consolidate with any other corporation unless such merger or consolidation shall have been approved by the New Hampshire Public Utilities Commission or other regulatory authority having jurisdiction in the premises, and unless the Company shall itself be the successor corporation and the successor corporation shall agree to abide by all the terms and conditions of the Cumulative Preferred Stock.

     9. So long as any shares of any series of the Cumulative Preferred Stock are outstanding, the Company shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of all series of the Cumulative Preferred Stock then issued and outstanding, voting as a single class: issue any shares of the Cumulative Preferred Stock other than such of the fifteen thousand (15,000) shares of the Cumulative Preferred Stock as may be initially issued, or any shares of any other preferred stocks ranking as to dividends or assets on a parity with the Cumulative Preferred Stock, and authorized pursuant to subdivision 8(a), or any securities convertible into shares of such preferred stocks, unless (i) such issue is for the purpose of the refunding of preferred stocks then outstanding and the par value thereof is in an amount not in excess of the par value of the securities so to be refunded and the shares issued are the only shares on a parity therewith; or (ii) the net income of the Company for the period of twelve consecutive calendar months within the next preceding fifteen months shall have been at least 2 times the aggregate annual dividend requirements on the entire amount then to be outstanding of Cumulative Preferred Stock and of stock ranking as to dividends prior or equal thereto, and the net income of the Company, for a similar period (after adding back interest charges on funded debt of the Company deducted in the computation) shall have been at least 1-1/2 times the sum of annual interest charges on funded debt of the Company then to be outstanding plus the aggregate annual dividend requirements on all classes of Cumulative Preferred Stock and stock ranking as to dividends prior to or equal to the Cumulative Preferred Stock then to be outstanding, and the aggregate amount of capital represented by the Common Stock and all junior stock in respect to the distribution of assets, plus the sum of the earned

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

surplus and premiums on capital stock of all classes, shall not be less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of the Company on all series of Cumulative Preferred Stock then to be outstanding.

     Without the consent of the holder or holders of at least two-thirds (2/3) of all series of Cumulative Preferred Stock then outstanding, each voting as a series separately, the Company shall not issue any class of stock ranking prior to the Cumulative Preferred Stock.

     The net income of the Company for any period of twelve consecutive calendar months shall be determined for the purpose of this subdivision 9 in accordance with such system of accounts as may be prescribed by the New Hampshire Public Utilities Commission or any successor regulatory commission or agency of The State of New Hampshire having the same or similar jurisdiction over accounts, or, in the absence thereof, in accordance with sound accounting practice.

     10. No holder of shares of stock of any class of the Company, whether now or hereafter authorized, shall have any preemptive or preferential rights of subscription or purchase in respect of any shares of Cumulative Preferred Stock or of warrants carrying rights to Cumulative Preferred Stock, or securities convertible into Cumulative Preferred Stock, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise, but any and all such shares of Cumulative Preferred Stock of any class or series or warrants carrying rights to Cumulative Preferred Stock or securities convertible into Cumulative Preferred Stock, may, in the discretion of the Board of Directors, be offered and sold to the holders of any one or more classes of stock of the Company to the exclusion of any other class or classes, or may be issued and disposed of from time to time in such manner and at such price or prices not less than par and to such persons, whether stockholders or not, and for such Company purposes, as may be determined by the Board of Directors and without first being offered to stockholders. In any pro rata offering to the holders of Common Stock of the Company of Common Stock or warrants representing rights to subscribe to Common Stock or of securities convertible into Common Stock, no right shall be issued, unless specifically authorized by the Board of Directors, to any holder of Common Stock to less than a whole share of Common Stock or to less than the smallest unit or denomination of a security convertible into Common Stock, but in lieu thereof each such holder affected shall be entitled to receive, as determined by the Board of Directors, either
(i) the equivalent value, if any, in cash which said right would have had, as determined by the Board of Directors, or (ii) sufficient subscription rights to entitle said holder to subscribe for one whole share of Common Stock or the smallest unit or denomination of a security convertible into Common Stock.

     11. The initial series of the Cumulative Preferred Stock shall consist of five thousand (5,000) shares of Cumulative Preferred Stock, 8.70% Series, $100 par value; for which the annual dividend rate is fixed at 8.70%. In the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Company, or upon any redemption and retirement of the whole or any part of the Cumulative Preferred Stock, 8.70% Series, there shall be no premium. The Company shall annually offer on December 15 of each year, commencing in 1974, to purchase on the next January 15 not less than 150 shares thereof, on a pro rata basis, at $100 per share plus accrued dividends.

                                                     UNITIL ENERGY SYSTEMS, INC.
                                            (formerly, CONCORD ELECTRIC COMPANY)

     12. The second series of the Cumulative Preferred Stock shall consist of 3,331 shares of Cumulative Preferred Stock, 8.75% Series, $100 par value, for which the annual dividend rate is fixed at 8.75%. In the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Company, or upon any redemption and retirement of the whole or any part of the Cumulative Preferred Stock, 8.75% Series, there shall be no premium.

     13. The third series of the Cumulative Preferred Stock shall consist of 3,853 shares of Cumulative Preferred Stock, 8.25% Series, $100 par value, for which the annual dividend rate is fixed at 8.25%. In the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Company, or upon any redemption and retirement of the whole or any part of the Cumulative Preferred Stock, 8.25% Series, there shall be no premium.

                                   ARTICLE III

The name of the Company's registered agent is Sandra L. Whitney, Secretary, Unitil Energy Systems, Inc., and the address of the Company's registered office is 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

                                   ARTICLE IV

The capital stock of the Company will be sold or offered for sale within the meaning of RSA 421-B (Uniform Securities Act).

                                    ARTICLE V

Shareholder action may be taken in lieu of meetings, without prior notice and without a vote, by written consent of the holders of the outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of RSA 293-A:7.04(II).

                                   ARTICLE VI

To the maximum extent permitted by law, the directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director or an officer, except with respect to (a) the amount of a financial benefit received by the director or officer to which he is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of RSA 293-A:8.33, or (d) an intentional violation of criminal law.



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